Exhibit 10.11

Dated this 1st day of August 2014

BETWEEN

DMIH LIMITED

(as Chargor)

AND

SILICON VALLEY BANK

(as Lender)

CHARGE OVER SHARES IN

UNITED TLD HOLDCO LTD.

Conyers Dill & Pearman (Cayman) Limited

Attorneys at Law

Cayman Islands

NOTE:  This document will be subject to stamp duty in the Cayman Islands if executed in or brought into the Cayman Islands

TABLE OF CONTENTS

1	INTERPRETATION	3
2	CHARGOR’S REPRESENTATIONS AND WARRANTIES	6
3	CHARGOR’S COVENANTS	7
4	SECURITY	10
5	DEALINGS WITH CHARGED PROPERTY	11
6	PRESERVATION OF SECURITY	11
7	ENFORCEMENT OF SECURITY	13
8	RECEIVER	15
9	FURTHER ASSURANCES	16
10	INDEMNITIES	17
11	POWER OF ATTORNEY	18
12	EXPENSES	19
13	NOTICES	19
14	ASSIGNMENTS	21
15	RELEASE	21
16	CURRENCY	22
17	MISCELLANEOUS	22
18	LAW AND JURISDICTION	24

THIS CHARGE OVER SHARES is made on the 1st day of August 2014

BETWEEN:

(1)

DMIH Limited a limited liability company incorporated under the laws of Ireland and having its registered office address at Arthur Cox Building, Earslfort Centre,  Earlsfort Terrace,  Dublin 2, Co. Dublin, Ireland (the “Chargor”); and

AND:

(2)

Silicon Valley Bank having its principal office address at 15260 Ventura Blvd., Suite 1800, Sherman Oaks, CA 91403, United States of America, as lender under the Credit Agreement (as defined below) (the “Lender”).

WHEREAS:

(A)

By a credit agreement (the “Credit Agreement”) dated as of August 1, 2014 among Rightside Group, Ltd., Rightside Operating Co., and eNom, Inc. as the U.S. Borrowers, the Chargor, the Company (as defined below) and Rightside Domains Europe Limited as the Non-U.S. Borrowers and the Lender as Lender, the Lender has agreed to extend certain credit facilities to the Borrower, upon the terms and conditions specified in the Credit Agreement, in an aggregate amount not to exceed US$30,000,000, consisting of a revolving loan facility with a letter of credit sub-facility (in the aggregate available amount of US$15,000,000 as a sublimit of the revolving loan facility); and

(B)

Pursuant to the Credit Agreement and, as security for the Non-U.S. Obligations (as defined below), the Chargor has agreed to charge, inter alia, its interest in all of the shares legally and beneficially owned by the Chargor in the Company.

NOW THIS CHARGE WITNESSES as follows:

1	INTERPRETATION
1.1	In this Charge, unless the context otherwise requires, the following words and expressions shall have the following meanings:

“Business Day”	has the meaning attributed to such term in the Credit Agreement;
“Charge”	means this share charge;

“Charged Property”

means all of the issued shares of the Company and all other shares in the Company from time to time legally or beneficially owned by the Chargor during the Security Period (together the “Charged Shares”) and all dividends or other distributions, interest and other moneys paid or payable after the date hereof in connection therewith and all interests in and all rights accruing at any time to or in respect of all or any of the Charged Shares and all and any other property that may at any time be received or receivable by or otherwise distributed to the Chargor in respect of or in substitution for, or in addition to, or in exchange for, or on account of, any of the foregoing, including, without limitation, any shares or other securities resulting from the sub-division, consolidation, change, conversion or reclassification of any of the Charged Shares, or the reorganisation, merger or amalgamation of the Company with any other body corporate, or the occurrence of any event which results in the substitution or exchange of the Charged Shares;

“Company”

means United TLD Holdco Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (company registration number 266441), whose registered office address is at the offices of Maples Corporate Services Limited, Ugland House, South Church Street, George Town, PO Box 309, Grand Cayman KY1-1104, Cayman Islands;

“Discharge of Obligations” “Event of Default”	has the meaning set forth in the Credit Agreement, but for the purposes of this Charge refers only to the Non-U.S. Obligations; has the meaning attributed to such term in the Credit Agreement;

“Non-U.S. Guarantee” “Non-U.S. Obligations”

means that certain unconditional Guarantee (Non-U.S. Entities) dated as of the date hereof by and among the Chargor, the Company, Rightside Domains Europe Limited and the other signatories added thereto from time to time in favour of the Lender;

has the meaning set forth in the Non-U.S. Guarantee;

“Parties”	means the parties to this Charge collectively; “Party” means any one of them;
“Parties”	means the parties to this Charge collectively; “Party” means any one of them;
“Security Interest”	means any charge, mortgage, pledge, lien, security interest or other encumbrance, howsoever created or arising; and
“Security Period”

means the period commencing on the date of execution of this Charge and terminating upon discharge of the security created by this Charge by the release of this Charge by the Lender in accordance with Clause 15.

1.2	In this Charge unless the context otherwise requires:
(a)

references to statutory provisions shall be construed as references to those provisions as amended or re-enacted or as their application is modified by other provisions from time to time and shall include references to any provisions of which they are re-enactments (whether with or without modification);

(b)

references to clauses and schedules are references to clauses hereof and schedules hereto; references to sub-clauses or clauses are, unless otherwise stated, references to sub-clauses of the clauses hereof or clauses of the schedule in which the reference appears;

(c)	references to the singular shall include the plural and vice versa and references to the masculine shall include the feminine and/or neuter and vice versa;
(d)	references to persons shall include companies, partnerships, associations and bodies of persons, whether incorporated or unincorporated;
(e)	references to assets include property, rights and assets of every description;
(f)	references to any document are to be construed as references to such document as 5 amended or supplemented from time to time including, without limitation any increase in the amount or change to the repayment period or other terms of the facilities provided under any Loan Document;
(g)	an Event of Default is “continuing” if it has not been waived or cured pursuant to and in accordance with the provisions of the Credit Agreement; and

(h)capitalized terms used in this Charge but not otherwise defined shall bear the respective meanings given to them in the Credit Agreement.

2	CHARGOR’S REPRESENTATIONS AND WARRANTIES
2.1	The Chargor hereby represents and warrants to the Lender that:
(a)	the authorised share capital of the Company is US$50,000 divided into 50,000 shares with a par value of US$1.00 each;
(b)	the issued share capital of the Company is US$1,000 divided into 1,000 shares with a par value of US$1.00 each;
(c)

all presently outstanding shares of the Company are duly authorized and validly issued, fully paid and non-assessable, and in each case such shares have been issued in full compliance with the requirements of all applicable securities laws and regulations and the constitutional documents of the Company;

(d)

there are no outstanding options, warrants, rights (including conversion or pre-emptive rights and rights of first refusal) or other third party rights of any kind, proxy or shareholders agreement or agreements of any kind for the purchase or acquisition of the Company or any of its securities;

(e)	the Chargor is a company duly organised, validly existing and in good standing under the laws of Ireland;
(f)	the Chargor is the legal and beneficial owner of all of the Charged Property free from any Security Interest (other than those created by this Charge) and any options or rights of pre-emption;
(g)

the Chargor has full power and authority (i) to be the legal and beneficial owner of the Charged Property, (ii) to execute and deliver this Charge and (iii) to comply with the provisions of, and perform all its obligations under, this Charge;

(h)

this Charge constitutes the Chargor’s legal, valid and binding obligations enforceable against the Chargor in accordance with its terms except as such enforcement may be limited by any relevant bankruptcy, insolvency, administration or similar laws affecting creditors’ rights generally;

(i)

the entry into and performance of this Charge by the Chargor and enforcement hereof by the Lender will not (i) contravene the terms of any agreement to which the Chargor is bound or to which the Charged Property is subject or the memorandum and articles of association of the Company; (ii) does not violate any law or regulation of any governmental or official authority; and (ii) is not contrary to any agreement, contract or other undertaking to which the Chargor is a party or which is binding upon the Chargor or any of its assets;

(j)

all consents, licences, approvals and authorisations required in connection with the entry into, performance, validity and enforceability of this Charge have been obtained and are in full force and effect;

(k)

there is no litigation pending or, to the knowledge of the Chargor, threatened in writing (whether or not the defence thereof or liabilities in respect thereof are covered by insurance) against or significantly affecting the Chargor, the Company or its shares;

(l)	the Chargor is solvent, no steps have been taken or are being taken to appoint a receiver or manager to take over its assets or a liquidator to wind it up; and
(m)

the foregoing representations and warranties are true and accurate as at the date hereof and will be true and correct throughout the continuance of this Charge with reference to the facts and circumstances subsisting from time to time.

3	CHARGOR’S COVENANTS
3.1

The Chargor hereby covenants with the Lender to pay all amounts, interest, expenses, claims, liabilities, losses, costs, duties, fees, charges or other moneys constituting the Non-U.S. Obligations at the times and in the manner specified in the Credit Agreement and/or any other relevant Loan Document.

3.2	The Chargor hereby covenants that:
(a)	it will on the date hereof deliver to the Lender:
(i)	the original share certificate(s), if any, and any other documents of title in relation to the Charged Shares;
(ii)	a blank, signed and undated transfer in respect of the Charged Shares in the form set out in Schedule 1;
(iii)	an executed and undated letter of resignation and related letter of authorisation from each director and each officer, if any, of the Company in the form set out in Schedule 2;

(iv)	an irrevocable shareholder proxy signed by the Chargor in favour of the Lender in the form set out in Schedule 3;
(v)	an undertaking signed by a director of the Company in the form set out in Schedule 4;
(vi)	a notice of charge over shares addressed by the Chargor to the Company in the form set out in Schedule 5 and acknowledged by the Company; and
(vii)

a certified copy of the special resolution of the Company dated on or about the date hereof amending the restrictions on the transfer of shares in the articles of association of the Company in a  form acceptable to the Lender.

3.3	The Chargor hereby covenants that, until the Discharge of Obligations, it will forthwith:
(a)	deliver to the Lender:
(i)	all original share certificates, if any, and other documents of title relating to any shares in the Company acquired by the Chargor after the date of this Charge forthwith upon such acquisition;
(ii)	blank, signed and undated transfer in respect of any shares in the Company acquired by the Chargor after the date of this Charge forthwith upon such acquisition; and
(iii)

an executed and undated letter of resignation and related letter of authority for the Lender to date the same from each newly appointed director and officer of the Company forthwith upon such appointment;

(b)

on demand of the Lender and at the expense of the Chargor, execute and deliver to the Lender or to such person or persons as the Lender may nominate such additional charge or charges of the Charged Property (or any part thereof) for the purpose of further securing discharge of all Non-U.S. Obligations, each such additional charge to be in such form as the Lender may reasonably require; and

(c)

on request of the Lender,  provide to the Lender promptly on receipt by the Chargor a copy of all notices, written consents, reports, accounts, circulars and other communications issued by the Company or by any third party in respect of the Charged Shares.

3.4	The Chargor covenants that it shall not, and shall ensue that the Company will not, without the prior consent in writing of the Lender:
(a)	permit any person other than the Chargor, the Lender or any transferee nominated by the Lender on enforcement of this Charge to be the registered holder of any of 8 the Charged Shares;
(b)	assign, lease, license or grant any interest in the Charged Shares or agree to surrender or dispose of them (save as in accordance with this Charge or the Credit Agreement);
(c)

permit any variation of the rights attaching to the Charged Shares, in a way which materially prejudices the value of the Charged Shares or otherwise jeopardises the security constituted by this Charge;

(d)

take or permit any action which might result in an increase or reduction in the authorised or issued share capital of the Company, in a way which materially prejudices the value of the Charged Shares or otherwise jeopardises the security constituted by this Charge;

(e)	exercise any voting or other rights in a way which may materially prejudice the value of the Charged Shares or otherwise materially jeopardise the security constituted by this Charge over them;
(f)	effect or permit the Company to be continued to another jurisdiction outside of the Cayman Islands;
(g)	effect or permit any scheme of arrangement, merger, consolidation, amalgamation or other reorganisation applicable to the Company;
(h)

take any action or cause any action to be taken that shall submit the Company to any proceeding under any applicable law involving bankruptcy, insolvency, reorganization or other laws affecting the rights of creditors generally; or

(i)

save in accordance with clauses  3.2(a)(vii) and  9.2, permit any amendment to the memorandum or articles of association of the Company, in a way which materially prejudices the value of the Charged Shares or otherwise jeopardises the security constituted by this Charge.

3.5

The Chargor hereby covenants that during the Security Period it will remain the legal and the beneficial owner of the Charged Property (subject only to the Security Interests hereby created and except as permitted under the Credit Agreement) and that it will not without the prior consent in writing of the Lender:

(a)	create or suffer the creation of any Security Interest (other than that created by this Charge) on or in respect of the whole of any part of the Charged Property or any of its interest therein;
(b)	sell, assign, transfer or otherwise dispose of any of its interest in the Charged Property; or

(c)	permit the register of members of the Company to be maintained outside of the Cayman Islands.
3.6

The Chargor hereby further covenants that during the Security Period it shall procure that the Company shall not, without the prior consent in writing of the Lender and except as permitted under the Credit Agreement:

(a)	create or permit to subsist any Security Interest upon the whole or any of its assets;
(b)	register any transfer of the Charged Shares to any person (except to the Lender or its nominees pursuant to the provisions of this Charge);
(c)	issue any replacement share certificates in respect of any of the Charged Shares;
(d)	continue its existence under the laws of any jurisdiction other than the Cayman Islands;
(e)	do anything which might prejudice its status as an exempted company;
(f)	issue, allot or grant warrants or options with respect to any additional shares;
(g)	exercise any rights of forfeiture over any of the Charged Shares; or
(h)	purchase, redeem, otherwise acquire, cancel, sub-divide, amalgamate, merge, reclassify or otherwise restructure any of the Charged Property.

4SECURITY

4.1In consideration of the Lender making the Facility available to the Company and as a continuing security for the due and prompt payment, performance and discharge of the Non-U.S. Obligations, the Chargor as legal and beneficial owner hereby:

(a)charges in favour of the Lender by way of a first fixed charge the Charged Shares;

(b)charges in favor of the Lender by way of first fixed charge all benefits present and future, actual and contingent accruing in respect of the Charged Property and all the Chargor’s right, title and interest to and in the Charged Property (to the extent not effectively charged under Sub-Clause (a)); and

(c)assigns, and agrees to assign, absolutely by way of security in favour of the Lender all its rights, present and future, actual and contingent, relating to any of the Charged Property (to the extent not effectively charged under Sub-Clause (a)).

4.2The Chargor shall remain liable to perform all the obligations assumed by it in relation to the Charged Property and the Lender shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in the event of any failure by the

Chargor to perform its obligations in respect thereof.

4.3If the Lender at any time receives or is deemed to have received notice of any subsequent Security Interest affecting all or part of the Charged Property or any assignment of transfer of the Charged Property which is prohibited by the terms of this Charge, all payments thereafter by or on behalf of the Chargor to the Lendere shall be treated as having been credited to a new account of the Chargor and not as having been applied in reduction of the Non-U.S. Obligations as at the time when the Lender receives such notice.

5DEALINGS WITH CHARGED PROPERTY

5.1Unless and until an Event of Default has occurred and is continuing and the Lender shall have given written notice to the Chargor of the Lender’s intention to exercise its rights pursuant to Clause 7.1:

(a)the Chargor shall be entitled to exercise all voting and/or consensual powers pertaining to the Charged Property or any part thereof for all purposes not inconsistent with the terms of this Charge and/or any other Loan Document;

(b)the Chargor shall be entitled to receive and retain any dividends, interest or other moneys or assets accruing on or in respect of the Charged Property or any part thereof; and

(i)	the Chargor shall be entitled to receive all notices pertaining to the Charged Shares.

5.2The Chargor shall pay all calls, instalments or other payments, and shall discharge all other obligations, which may become due in respect of any of the Charged Property and upon the occurrence of an Event of Default which is continuing, the Lender may if it thinks fit make such payments or discharge such obligations on behalf of the Chargor.  Any sums so paid by the Lender in respect thereof shall be repayable on demand and pending such repayment shall constitute part of the Non-U.S. Obligations.

6PRESERVATION OF SECURITY

6.1It is hereby agreed and declared that:

(a)the Security Interest created by this Charge shall be held by the Lender as a continuing security for the payment and discharge of the Non-U.S. Obligations and the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the Non-U.S. Obligations;

(b)the Security Interest so created shall be in addition to and shall not in any way be prejudiced or affected by any Security Interest created pursuant to any other Loan Document;

(c)the Lender shall not be bound to enforce any other security before enforcing the security created by this Charge;

(d)no delay or omission on the part of the Lender in exercising any right, power or remedy under this Charge shall impair such right, power or remedy or be construed as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy preclude any further exercise thereof or the exercise of any other right, power or remedy.  The rights, powers and remedies herein provided are cumulative and not exclusive of any rights, powers and remedies provided by law and may be exercised from time to time and as often as the Lender may deem expedient; and

(e)any waiver by the Lender of any terms of this Charge shall only be effective if given in writing and then only for the purpose and upon the terms for which it is given.

6.2The rights of the Lender under this Charge and the security hereby constituted shall not be affected by any act, omission, matter or thing which, but for this provision, might operate to impair, affect or discharge such rights and security, in whole or in part, including without limitation, and whether or not known to or discoverable by the Company, the Chargor, the Lender or any other person:

(a)	any time or waiver granted to or composition with the Company or any other person;
(b)	the taking, variation, compromise, renewal or release of or refusal or neglect to perfect or enforce any rights, remedies or securities against the Company or any other person;
(c)	any legal limitation, disability, incapacity or other circumstances relating to the Company or any other person;
(d)	any amendment or supplement to any Loan Document or any other document or security;
(e)	the dissolution, liquidation, merger, consolidation, reconstruction or reorganisation of the Company or any other person; or
(f)	the unenforceability, invalidity or frustration of any obligations of the Company or any other person under any Loan Document or any other document or security.

6.3Until the Non-U.S. Obligations have been unconditionally and irrevocably satisfied and discharged in full to the satisfaction of the Lender, the Chargor shall not by virtue of any payment made hereunder on account of the Non-U.S. Obligations or by virtue of any enforcement by the Lender of its rights under, or the security constituted by, this Charge or by virtue of any relationship between or transaction involving, the Chargor and the Company (whether such relationship or transaction shall constitute the Chargor a creditor of the Company, a guarantor of the obligations of the Company or a party subrogated to the rights of others against the Company or otherwise howsoever and whether or not such relationship or transaction shall be related to, or in connection with, the subject matter of this Charge):

(a)	exercise any rights of subrogation in relation to any rights, security or moneys held or received or receivable by the Lender or any person;
(b)	exercise any right of contribution from any co-surety liable in respect of such moneys and liabilities under any other guarantee, security or agreement;
(c)	exercise any right of set-off or counterclaim against the Company or any such co-surety;
(d)	receive, claim or have the benefit of any payment, distribution, security or indemnity from the Company or any such co-surety; or
(e)	unless so directed by the Lender (when the Chargor will prove in accordance with such directions), claim as a creditor of the Company or any such co-surety in competition with the Lender.

6.4The Chargor shall hold in trust for the Lender and forthwith pay or transfer (as appropriate) to the Lender any such payment (including an amount equal to any such set-off), distribution (other than such dividend or distribution payments described in clause 5.1(b)) or benefit of such security, indemnity or claim in fact received by it.

6.5Until the Non-U.S. Obligations have been unconditionally and irrevocably satisfied and discharged in full to the satisfaction of the Lender, the Lender may at any time keep in a separate account or accounts (without liability to pay interest thereon) in the name of the Lender for as long as it may think fit, any moneys received, recovered or realised under this Charge or under any other guarantee, security or agreement relating in whole or in part to the Non-U.S. Obligations without being under any immediate obligation to apply the same or any part thereof in or towards the discharge of such amount, provided that the Lender shall be obliged to apply amounts standing to the credit of such account or accounts once the aggregate amount held by the Lender in any such account or accounts is sufficient to satisfy the outstanding amount of the Non-U.S. Obligations in full.

7ENFORCEMENT OF SECURITY

7.1Upon the occurrence and during the continuance of an Event of Default, the security hereby constituted shall become immediately enforceable and the Lender may, at any time, without notice to, or consultation with, or the consent of, the Chargor:

(a)

solely and exclusively exercise all voting and/or consensual powers pertaining to the Charged Property or any part thereof and may exercise such powers in such manner as the Lender may think fit; and/or

(b)	remove the then existing directors and officers (with or without cause) by dating and presenting the undated, signed letters of resignation delivered pursuant to this Charge; and/or
(c)

receive and retain all dividends, interest, distributions or other moneys or assets accruing on or in respect of the Charged Property or any part thereof, such dividends, interest, distributions or other moneys or assets to be held by the Lender, until applied in the manner described in clause 7.4, as additional security charged under and subject to the terms of this Charge and any such dividends, interest, distributions or other moneys or assets received by the Chargor after such time shall be held in trust by the Chargor for the Lender and paid or transferred to the Lender on demand; and/or

(d)

sell, transfer, grant options over or otherwise dispose of the Charged Property or any part thereof at such place and in such manner and at such price or prices as the Lender may deem fit, and thereupon the Lender shall have the right to deliver, assign and transfer in accordance therewith the Charged Property so sold, transferred, granted options over or otherwise disposed of; and/or

(e)	complete any undated blank share transfer forms of all or any part of the Charged Property by dating the same and/or inserting its name or the name of its nominee as transferee.

7.2The Lender shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under this Charge or to make any claim or to take any action to collect any moneys assigned by this Charge or to enforce any rights or benefits assigned to the Lender by this Charge or to which the Lender may at any time be entitled hereunder.

7.3Upon any sale of the Charged Property or any part thereof by the Lender the purchaser shall not be bound to see or enquire whether the Lender’s power of sale has become exercisable in the manner provided in this Charge and the sale shall be deemed to be within the power of the Lender, and the receipt of the Lender for the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefor.

7.4All moneys received by the Lender pursuant to this Charge shall be held by it upon trust and shall be applied in the manner provided for in Section 8.3 of the Credit Agreement.

7.5Neither the Lender nor its agents, managers, officers, employees, delegates or advisers shall be liable for any claim, demand, liability, loss, damage, cost or expense incurred or arising in connection with the exercise or purported exercise of any rights, powers and discretions hereunder in the absence of fraud or dishonesty and in no event shall the Chargee be liable for any consequential damages.

7.6The Lender shall not by reason of the taking of possession of the whole or any part of the Charged Property or any part thereof be liable to account as mortgagee-in-possession or for anything except actual receipts or be liable for any loss upon realisation or for any default or omission for which a mortgagee-in-possession might be liable.

7.7The Chargor authorises the Lender (but the Lender shall not be obliged to exercise such right) after the occurrence of an Event of Default which is continuing to set-off against the Non-U.S. Obligations any amount or other obligation (contingent or otherwise) owing by the Lender to the Chargor.

8RECEIVER

8.1At any time on and from the occurrence of an Event of Default which is continuing, the Lender may, without notice to the Chargor, appoint one or more persons to be a Receiver (the “Receiver”) in relation to the Charged Property.

8.2Where the Lender appoints two or more persons as Receiver, the Receivers may act jointly or independently.

8.3The Lender may remove any Receiver it appoints and appoint another person or other persons as Receiver or Receivers, either in the place of the person removed (or who has otherwise ceased to act) or to act jointly with a Receiver or Receivers.

8.4In addition to all other rights or powers vested in the Lender hereunder or by statute or otherwise, the Receiver may take such action in relation to the enforcement of this Charge to:

(a)	take possession of, redeem, collect and get in all or any part of the Charged Property;
(b)	raise or borrow money and grant security therefor over all or any part of the Charged Property;
(c)	appoint an attorney or accountant or other professionally qualified person to assist him in the performance of his functions;
(d)	do all acts and to execute in the name and on behalf of the Chargor any document or deed in respect of all or any part of the Charged Property;
(e)	in the name of the Chargor or in his own name, bring, prosecute, enforce, defend 15 and abandon applications, claims, disputes, actions, suits and proceedings in connection with all or any part of the Charged Property and to submit to arbitration, negotiate, compromise and settle any such applications, claims, disputes, actions, suits or proceedings;

(f)	sell, call in, collect and convert to money the Charged Property or any of it at such place and in such manner and at such price or prices as he shall think fit;
(g)

exercise any powers, discretion, voting or other rights or entitlements in relation to the Charged Property and generally to carry out any other action which he may in his sole discretion deem appropriate in relation to the enforcement of this Charge;

(h)	make any arrangement or compromise which he shall think expedient; and
(i)	do all such other acts and things as may be considered to be incidental or conducive to any of the matters or powers aforesaid and which the Receiver lawfully may or can do as agent for the Chargor.

8.5Every Receiver shall, so far as it concerns responsibility for his acts, be deemed to be an agent of the Chargor, which shall be solely responsible for his acts and defaults and for the payment of his remuneration and no Receiver shall at any time act as agent for the Lender.

8.6Every Receiver shall be entitled to remuneration for his services at a rate to be fixed by agreement between him and the Lender (or, failing such agreement, to be fixed by the Lender) appropriate to the work and responsibilities involved, upon the basis of current industry practice.

8.7To the fullest extent permissible under law, the Lender may exercise any right or power that the Receiver may exercise in relation to the enforcement of this Charge.

8.8The Lender shall have no liability or responsibility to the Chargor arising out of the exercise or non-exercise of the powers conferred on it by the above Clause.

8.9The appointment of a Receiver shall not preclude the Lender from making any subsequent appointment of a Receiver over all or any of the Charged Property over which a Receiver has not previously been appointed or has ceased to act.

9FURTHER ASSURANCES

9.1The Chargor shall execute and do all such assurances, acts and things as the Lender in its absolute discretion may require for:

(a)	perfecting, protecting or ensuring the priority of the Security Interest hereby 16 created (or intended to be created);
(b)	preserving or protecting any of the rights of the Lender under this Charge;
(c)	ensuring that the security constituted by this Charge and the covenants and obligations of the Chargor under this Charge shall inure to the benefit of any assignee of the Lender;
(d)	facilitating the appropriation or realisation of the Charged Property or any part thereof; or
(e)	exercising any power, authority or discretion vested in the Lender under this Charge,

in any such case forthwith upon demand by the Lender and at the expense of the Chargor.

9.2Without limitation to the generality of clause 9.1, the Chargor covenants with the Lender that it will on demand of the Lender use its best efforts to procure any amendment to the memorandum and articles of association of the Company necessary or, in the opinion of the Lender (acting reasonably) desirable, in order to give effect to the terms of this Charge or any documents or transactions provided for herein.

9.3 The Chargor shall provide such assurances and do all acts and things the Receiver may in his absolute discretion require for the purpose of exercising the powers (or giving effect to the exercise of the powers) conferred on the Receiver hereunder and the Chargor hereby irrevocably appoints the Receiver to be the lawful attorney in fact of the Chargor to do any act or thing and to exercise all the powers of the Chargor for the purpose of exercising the powers (or giving effect to the exercise of the powers) conferred on the Receiver hereunder.

10INDEMNITIES

10.1The Chargor will indemnify and save harmless the Lender, the Receiver and each agent or attorney appointed under or pursuant to this Charge from and against any and all expenses, claims, liabilities, losses, taxes, costs, duties, fees and charges properly and reasonably suffered, incurred or made by the Lender, the Receiver or such agent or attorney:

(a)	in the exercise or purported exercise of any rights, powers or discretions vested in them pursuant to this Charge or by law;
(b)	in the preservation or enforcement of the Lender’s rights under this Charge or the priority thereof; or
(c)	on the release of any part of the Charged Property from the security created by 17 this Charge,

and the Lender, the Receiver or such agent or attorney may retain and pay all sums in respect of the same out of money received under the powers conferred by this Charge.  All amounts recoverable by the Lender, the Receiver or such agent or attorney or any of them shall be recoverable on a full indemnity basis.

10.2If, under any applicable law or regulation, and whether pursuant to a judgment being made or registered against the Chargor or the bankruptcy or liquidation of the Chargor or for any other reason any payment under or in connection with this Charge is made or falls to be satisfied in a currency (the “Payment Currency”) other than the currency in which such payment is due under or in connection with this Charge (the “Contractual Currency”), then to the extent that the amount of such payment actually received by the Lender when converted into the Contractual Currency at the rate of exchange, falls short of the amount due under or in connection with this Charge, the Chargor, as a separate and independent obligation, shall indemnify and hold harmless the Lender against the amount of such shortfall.  For the purposes of this Clause,  “rate of exchange” means the rate at which the Lender is able on or about the date of such payment to purchase the Contractual Currency with the Payment Currency and shall take into account any premium and other costs of exchange with respect thereto.

11POWER OF ATTORNEY

11.1The Chargor, by way of security and in order more fully to secure the performance of its obligations hereunder,  hereby irrevocably appoints the Lender, each director and officer of the Lender and the persons deriving title under it jointly and also severally to be its attorney:

(a)

to execute and complete in favour of the Lender or its nominees or of any purchaser any documents which the Lender may from time to time require for perfecting its title to or for vesting any of the assets and property hereby charged or assigned in the Lender or its nominees or in any purchaser and to give effectual discharges for payments;

(b)

to take and institute on non‑payment (if the Lender in its sole discretion so decides) all steps and proceedings in the name of the Chargor or of the Lender for the recovery of such moneys, property and assets hereby charged and to agree accounts;

(c)

to act as the Chargor’s corporate representative (and/or to appoint any officer or nominee of the Lender for such purpose) to represent the Chargor at any general meeting of the members of the Company and to sign any resolution in writing of the members of the Company or to requisition or convene general meetings of the Company or to waive or consent to short notice of such in that capacity;

(d)	to make allowances and give time or other indulgence to any surety or other person liable;
(e)	otherwise generally to act for it and in its name and on its behalf; and
(f)

to sign, execute, seal and deliver and otherwise perfect and do any such legal assignments and other assurances, charges, authorities and documents over the moneys, property and assets hereby charged, and all such deeds, instruments, acts and things (including, without limitation, those referred to in clause 9) which may be required for the full exercise of all or any of the powers conferred or which may be deemed proper on or in connection with any of the purposes aforesaid, provided that, unless and until the occurrence of an Event of Default which is continuing, the Lender may not exercise any powers pursuant to this appointment.

11.2The power hereby conferred shall be a general power of attorney and the Chargor hereby ratifies and confirms and agrees to ratify and confirm any instrument, act or thing which any such attorney may execute or do.  In relation to the power referred to herein, the exercise by the Lender of such power shall be conclusive evidence of its right to exercise the same.

12EXPENSES

12.1The Chargor shall pay to the Lender on demand all reasonable and documented costs, fees and expenses (including, but not limited to, reasonable legal fees and expenses) and taxes thereon incurred by the Lender or for which the Lender may become liable in connection with:

(a)	the negotiation, preparation and execution of this Charge;
(b)	the preserving or enforcing of, or attempting to preserve or enforce, any of its rights under this Charge or the priority hereof;
(c)	any variation of, or amendment or supplement to, any of the terms of this Charge; and/or
(d)	any consent or waiver required from the Lender in relation to this Charge,

and in any case referred to in sub-clause (c) and (d) regardless of whether the same is actually implemented, completed or granted, as the case may be.

12.2The Chargor shall pay promptly any stamp, documentary and other like duties and taxes to which this Charge may be subject or give rise and shall indemnify the Lender on demand against any and all liabilities with respect to or resulting from any delay or omission on the part of the Chargor to pay any such duties or taxes.

13NOTICES

13.1Any notice required to be given hereunder shall be in writing in the English language and shall be served by sending the same by prepaid recorded post, facsimile or by delivering the same by hand to the address of the Party or Parties in question as set out below (or such other address as such Party or Parties shall notify the other Parties of in accordance with this Clause). Any notice sent by post as provided in this Clause shall be deemed to have been served five Business Days after despatch and any notice sent by facsimile as provided in this Clause shall be deemed to have been served at the time of despatch and in proving the service of the same it will be sufficient to prove in the case of a letter that such letter was properly stamped, addressed and placed in the post; and in the case of a facsimile that such facsimile was duly despatched to a current facsimile number of the addressee.

Chargor:

Name:DMIH Limited

Address:

Rightside Group, Ltd.
5808 Lake Washington Blvd. NE, Suite 300
Kirkland, WA 98033

United States of America

Attention:  Tracy Knox, Chief Financial Officer
Facsimile No.:
Telephone No.: (425) 298-2336
E-Mail: tracy.knox@rightside.co

Lender:

Name:    Silicon Valley Bank

Address:

15260 Ventura Blvd., Suite 1800
Sherman Oaks, CA 91403
United States of America

Attention:  Vicky Regan
Facsimile No.:  (818) 783-7984

Telephone No.: (818) 382-2617
E-Mail: vregan@svb.com,

with a copy (not constituting notice) to:

Sidley Austin LLP

1001 Page Mill Road, Bldg. 1
Palo Alto, CA 94304
Attention:  Pamela J. Martinson
Phone:  (650) 565-7044
Facsimile:  (650) 565-7100

E-Mail:  pmartinson@sidley.com

14ASSIGNMENTS

14.1This Charge and all non-contractual obligations arising out of or in connection with it shall be binding upon and shall inure to the benefit of the Chargor and the Lender and each of their respective successors and (subject as hereinafter provided) assigns and transferees and references in this Charge to any of them shall be construed accordingly.

14.2The Chargor may not assign or transfer all or any part of its rights and/or obligations under this Charge without the prior written consent of the Lender.

14.3The Lender may assign or transfer all or any part of its rights or obligations under this Charge to any assignee or transferee and shall notify the Chargor promptly following any such assignment or transfer.

15RELEASE

15.1Upon the Lender being satisfied that the Non-U.S. Obligations have been unconditionally and irrevocably paid and discharged in full, and following a written request therefor from the Chargor, the Lender will, subject to being indemnified to its reasonable satisfaction for the costs and expenses incurred by the Lender in connection therewith, release the security constituted by this Charge.

15.2Any settlement or discharge under this Charge between the Lender and the Chargor shall be conditional upon no security or payment to the Lender by the Company or the Chargor or any other person being avoided or set-aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to bankruptcy, insolvency, administration or liquidation for the time being in force and, if such condition is not satisfied, the Lender shall be entitled to recover from the Chargor on demand the value of such security or the amount of any such payment as if such settlement or discharge had not occurred.

15.3Any receipt, release or discharge of any Security Interest created by this Charge or of any liability arising under this Charge may be given by the Lender in accordance with the provisions of this Charge and shall not release or discharge the Chargor from any liability owed to the Lender for the same or any other monies which may exist independently of this Charge.  Where such receipt, release or discharge relates to only part of the Non-U.S. Obligations such receipt, release or discharge shall not prejudice or affect any other part of the Non-U.S. Obligations or any of the rights and remedies of the Lender under this Charge or any of the obligations of the Chargor under this Charge.

15.4 The Lender shall, following the release of the Security Interest and discharge of the obligations of the Chargor under this Charge, provide written confirmation of such release and discharge to the Chargor.

15.4The security constituted by this Charge shall be continuing and shall not be considered as satisfied or discharged by any intermediate payment or settlement of the whole or any part of the Non-U.S. Obligations or any other matter or thing whatsoever and shall be binding until all the Non-U.S. Obligations have been unconditionally and irrevocably paid and discharged in full in accordance with the terms of this Charge.

15.5 This Charge is in addition to and shall not merge with or otherwise prejudice or affect any banker’s lien, right to combine and consolidate accounts, right of set-off or other contractual or other right or remedy, or any guarantee, lien, pledge, bill, note, charge or other security now or hereafter held by or available to the Lender.

16.	CURRENCY
16.1

For the purpose of, or pending the discharge of, any of the Non-U.S. Obligations, the Lender may, in its sole discretion, convert any moneys received, recovered, or realised in any currency under this Charge (including the proceeds of any previous conversion under this Clause) from their existing currency or denomination into any other at such rate or rate of exchange and at such time as the Lender thinks fit.

16.2

No payment to the Lender (whether under any judgment of a court or otherwise) shall discharge the Non-U.S. Obligations in respect of which it was made unless and until the Lender shall have received payment in full in the currency in which such Non-U.S. Obligations were incurred and, to the extent that the amount of any such payment shall on actual conversion into such currency fall short of such Non-U.S. Obligations expressed in that currency, the Lender shall have a further separate cause of action against the Chargor and shall be entitled to enforce that cause of action and this Charge to recover the amount of the shortfall.

17.MISCELLANEOUS

17.1The Lender, at any time and from time to time, may delegate by power of attorney or in any other manner to any person or persons all or any of the powers, authorities and discretions which are for the time being exercisable by the Lender under this Charge in relation to the Charged Property or any part thereof.  Any such delegation may be made upon such terms and be subject to such regulations as the Lender may think fit.  The Lender shall not be in any way liable or responsible to the Chargor for any loss or damage arising from any act, default, omission or misconduct on the part of any such delegate provided the Lender has acted reasonably in selecting such delegate.

17.2All sums payable by the Chargor under this Charge shall be paid without any set off,

counterclaim, withholding or deduction whatsoever unless required by law in which event the Chargor will, simultaneously with making the relevant payment under this Charge, pay to the Lender such additional amount as will result in the receipt by the Lender of the full amount which would otherwise have been receivable and will supply the Lender promptly with evidence satisfactory to the Lender that the Chargor has accounted to the relevant authority for the sum withheld or deducted.

17.3No delay or omission on the part of the Lender in exercising any right or remedy under this Charge shall impair that right or remedy or operate as or be taken to be a waiver of it nor shall any single, partial or defective exercise of any such right or remedy preclude any other or further exercise under this Charge of that or any other right or remedy.

17.4The Lender’s rights, powers and remedies under this Charge are cumulative and are not, nor are they to be construed as, exclusive of any rights, powers or remedies provided by law or otherwise and may be exercised from time to time and as often as the Lender deems expedient.

17.5If at any time any one or more of the provisions of this Charge is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Charge nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall be in any way affected or impaired as a result.

17.6Any statement, certificate or determination of the Lender as to the Non-U.S. Obligations or (without limitation) any other matter provided for in this Charge shall, in the absence of manifest error, be conclusive and binding on the Chargor.

17.7The Chargor shall at all times maintain an agent for service of process in the Cayman Islands.  Such agent shall be the Company, with an address of c/o the offices of Maples Corporate Services Limited, Ugland House, South Church Street, PO Box 309, Grand Cayman KY1-1104, Cayman Islands, and any writ, judgment or other notice of legal process shall be sufficiently served on the Chargor if delivered to such agent at its address set out above.  The Chargor undertakes not to revoke any authority of above agent and if, for any reason, such agent no longer serves as agent of the Chargor to receive service of process the Chargor shall promptly appoint another such agent and advise the Lender of the new agent’s name and address for service.

17.8The Chargor shall be deemed to be a principal debtor and the sole, original and independent obligor for the Non-U.S. Obligations and the Security Interest created by this Charge shall be deemed to be a principal security for the Non-U.S. Obligations.  The liability of the Chargor under this Charge shall not be discharged, impaired or otherwise affected by any circumstance, act, omission, matter or thing which but for this provision might operate to reduce, release, prejudice or otherwise exonerate the Chargor from its obligations under the Loan Documents in whole or in part, including without limitation and whether or not known to the Chargor, the lender or any other person any variation (however fundamental and whether or not involving any increase in the liability of the Chargor or any other obligor thereunder) or replacement of any Loan Documents or any other document or security so that the Chargor’s obligations under this Charge remain in full force and effect and that this Charge shall be construed accordingly as if there were no such circumstance, act, omission, matter or thing.

17.9 This Charge, including its Schedules, contains the whole agreement between the Parties in respect of the subject matter of this Charge.

17.10No variations of this Charge shall be effective unless made in writing and signed by each of the Parties.

17.11The headings in this Charge are inserted for convenience only and shall not affect the construction of this Charge.

17.12This Charge may be executed in counterparts each of which when executed and delivered shall constitute an original but all such counterparts together shall constitute one and the same instrument.

17.13If any of the clauses, sub-clauses, conditions, covenants or restrictions of this Charge or any deed or document emanating from it shall be found to be void but would be valid if some part thereof were deleted or modified, then such clause, sub-clause, condition, covenant or restriction shall apply with such deletion or modification as may be necessary to make it valid and effective.

17.14Sections 8 and 19(3) of the Electronic Transactions Law (2003 Revision) of the Cayman Islands shall not apply to this Charge.

18LAW AND JURISDICTION

18.1This Charge shall be governed by and construed in accordance with the laws of the Cayman Islands and the Parties hereby irrevocably submit to the non-exclusive jurisdiction of the courts of the Cayman Islands, provided that nothing in this Clause shall affect the right of the Lender to serve process in any manner permitted by law or limit the right of the Lender to take proceedings with respect to this Charge against the Chargor in any jurisdiction nor shall the taking of proceedings with respect to this Charge in any jurisdiction preclude the Lender from taking proceedings with respect to this Charge in any other jurisdiction, whether concurrently or not.

IN WITNESS whereof the Parties have caused this Charge to be duly executed (as a Deed in the case of the Chargor) and delivered the day and year first before written.

EXECUTED as a DEED and DELIVERED)

by DMIH Limited, in the presence of:-)____/s/ Rick Danis

Witness  __/s/ Elizabeth Lee

Name     __Elizabeth Lee

EXECUTED and DELIVERED)

by Silicon Valley Bank)

)____/s/ Ted Bell

SCHEDULE 1

SHARE TRANSFER FORM

The undersigned, DMIH Limited, (the “Transferor”) for value received, receipt and sufficiency of which is hereby acknowledged, hereby transfers to ______________________________, of ______________________________  (the “Transferee”), the _____ shares standing in its name in the company called United TLD Holdco Ltd. to hold the same unto the Transferee.

Signed by the Transferor

acting by:

_______________________

DMIH Limited

Dated this _________________

Signed by the Transferee

acting by:

_______________________

[Name]

Dated this ___________

SCHEDULE 2

LETTER OF RESIGNATION

To:United TLD Holdco Ltd.

I, [Name of Director], hereby tender my resignation as a Director of United TLD Holdco Ltd. (“the Company”) with effect from the date hereof and confirm that I have no claims against the Company whether for compensation for loss of office, arrears of pay or otherwise.

____________________

[Name]

Director

Date:  _______________

AUTHORITY TO DATE LETTER OF RESIGNATION

TO:Silicon Valley Bank (the “Lender”)

You are hereby authorised to complete and date the letter of resignation I have deposited with you today in respect of my directorship of United TLD Holdco Ltd. by dating the same at any time after an Event of Default (as defined in the Share Charge entered into between DMIH Limited and the Lender dated [              ] 2014 (as the same may be amended from time to time)) has occurred which is continuing.

____________________

[Name]

[Director]

Date:______________2014

SCHEDULE 3

IRREVOCABLE PROXY

The undersigned,  DMIH Limited (the "Shareholder"), being the legal and beneficial owner of all of the issued shares of United TLD Holdco Ltd., a Cayman Islands exempted company (the "Company"), hereby appoints Silicon Valley Bank, as lender (the "Proxy Holder") the true and lawful attorney, proxy and representative and proxy of the Shareholder for and in the Shareholder's name, place and stead to attend all meetings of the shareholders of the Company and to vote at a meeting any and all shares in the Company at the time standing in the Shareholder's name and to exercise all consensual rights in respect of such shares (including without limitation giving or withholding written consents of shareholders and calling special general meetings of shareholders) upon the occurrence of an Event of Default (having the meaning assigned in the Share Charge and entered into between the Shareholder and the Proxy Holder dated [     ] 2014 (the “Share Charge”)) which is continuing.

The Shareholder hereby affirms that this proxy is given pursuant to the Share Charge.  THIS PROXY IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE.

The Shareholder hereby ratifies and confirms and undertakes to ratify and confirm all that the Proxy Holder may lawfully do or cause to be done by virtue hereof.

If at any time this proxy shall for any reason be ineffective or unenforceable or fail to provide the Lender with the rights or the control over the Shareholder's shares of the Company purported to be provided herein, the Shareholder shall execute a replacement instrument which provides the Lender with substantially the same control over the Company as contemplated herein.  This irrevocable proxy shall be governed by the laws of the Cayman Islands and the Shareholder irrevocably submits to the jurisdiction of the courts of the Cayman Islands in relation to the matters contained herein.

Executed and delivered as a deed this ______________2014

_______________

Director

For and on behalf of

DMIH Limited

In the presence of:

Witness  _____________________________

Name     _____________________________

Address _____________________________

SCHEDULE 4

UNDERTAKING

United TLD Holdco Ltd.

(the “Company”)

To:Silicon Valley Bank (the “Lender”)

_________________2014

Charge Over Shares

I confirm that we have been instructed by DMIH Limited (the “Chargor”) to make and have accordingly made an annotation of the existence of the charge over shares entered into between the Chargor and the Lender (the “Share Charge”) noting the existence of the security interests created in favour of Lender by the Share Charge in the register of members of the Company in the terms required by the Share Charge, a true copy of which is attached hereto.

The Company hereby irrevocably undertakes and covenants with the Lender:

(i)

following the occurrence of an Event of Default which is continuing, to register all transfers of shares of the Company made pursuant to and in accordance with the terms of the Share Charge submitted to the Company for registration as soon as practical following submission;

(ii)	not to register any transfer of the issued shares of the Company (other than pursuant to the Share Charge);
(iii)

not to issue, redeem or repurchase any shares of the Company without the prior written consent of the Lender, in a way which materially prejudices the value of the Charged Shares or otherwise jeopardises the security constituted by the Share Charge;

(iv)

not without the Lender’s prior written consent to change the registered office of the Company or the place at which (or the service provider by which) the register of members of the Company is maintained.

Additionally, the Company acknowledges and agrees to its appointment as agent for service of process in the Cayman Islands for the Chargor in accordance with clause 16.7 of the Share Charge.

Executed and delivered as a deed this ___________2014 for and on behalf of the Company

____________________

Director

In the presence of:

Witness  _____________________________

Name     _____________________________

Address _____________________________

SCHEDULE 5

NOTICE OF CHARGE OVER SHARES

To:United TLD Holdco Ltd. (the “Company”)

________________2014

Charge over Shares

We hereby notify you that pursuant to a share charge dated [      ] 2014 between DMIH Limited (the “Chargor”) and Silicon Valley Bank, as lender (the “Lender”), the Chargor has granted a security interest over all of the shares in the Company registered in its name (the “Share Charge”) and, at any time after the Lender notifies you that an Event of Default (as defined in the Share Charge) has occurred and is continuing, you (and any service provider of the Company in possession of the register of members of the Company) are hereby authorised and instructed to take such steps to register the Lender or its nominee as the registered holder of the shares pursuant to the Share Charge without further reference to ourselves.

Yours faithfully,

_______________

Director

For and on behalf of

DMIH Limited

In the presence of:

Witness  _____________________________

Name     _____________________________

Address _____________________________